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                              [ERNST & YOUNG LETTERHEAD]

We hereby consent to the incorporation in the Prospectus constituting part of this Registration Statement on Form SB-2 of our report dated March 16, 1998 relating to the consolidated financial statements of CVF Corporation which are included in such Prospectus. We also consent to the reference to us under the heading "Auditors, Transfer Agent and Registrar" in such Prospectus.




/s/ Ernst & Young
Chartered Accountant
Kitchener, Canada
April 30, 1998